SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement       [ ]  CONFIDENTIAL, FOR USE OF
                                            THE COMMISSION ONLY (AS
                                            PERMITTED BY RULE 14A-6
                                            (E) (2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Section 240.14a-11 (e) or
     Section 240.14a-12


                          FRANKLIN ELECTRIC CO., INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------

     (5)  Total fee paid:

     -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------------------

     (3)  Filing Party:

     -----------------------------------------------------------------------

     (4)  Date Filed:

     -----------------------------------------------------------------------

                        P R E L I M I N A R Y   C O P Y


                               FRANKLIN ELECTRIC


                            400 East Spring Street
                           Bluffton, Indiana 46714

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  To Be Held
                      April 16, 1999 at 10:00 A.M., E.S.T.





To the Shareholders of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY, 400 EAST SPRING STREET, BLUFFTON, INDIANA, ON FRIDAY, APRIL 16, 1999, AT 10:00 A.M., E.S.T., FOR THE FOLLOWING PURPOSES:

1. To elect three directors for terms expiring at the 2002 Annual Meeting of Shareholders.

2. To approve amendments to the Restated Certificate of Incorporation with respect to preferred stock.

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on February 26, 1999 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to sign and return the enclosed proxy in the envelope provided, whether or not you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.




                                       Dean W. Pfister, Secretary

Bluffton, Indiana
March 5, 1999

                          FRANKLIN ELECTRIC CO., INC.
                            400 EAST SPRING STREET
                            BLUFFTON, INDIANA 46714
                            -----------------------

                                PROXY STATEMENT
                                ---------------

                        ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 16, 1999

                             GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street,
Bluffton, Indiana, for use at the Annual Meeting of Shareholders to be held on April 16, 1999 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders on or about March 5, 1999. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

     Shareholders are asked to sign and return the enclosed proxy, whether or not they plan to attend the Annual Meeting. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted in the manner specified in the proxy. If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted FOR the election of the nominees for director as set forth in this Proxy Statement, FOR the approval of the amendments to the Restated Certificate of Incorporation, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year, and in accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting. A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Dean W. Pfister, Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) by executing and delivering a subsequently dated proxy, or (iii) by attending the Annual Meeting and voting in person.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

             SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 26, 1999 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 25,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which -,---,--- shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.


                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the persons known by the Company to be the beneficial owners of more than 5 percent of the Company's Common Stock as of February 1, 1999. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

National City Bank                        574,459 (1)               10.30
Suite 690 S
101 W. Washington Street
Indianapolis, IN  46204-3405

Patricia Schaefer                         481,021 (2)                8.61
5400 Deer Run Court
Muncie, IN 47304

Diane D. Humphrey                         462,021                    8.29
2279 East 250 North Road
Bluffton, IN  46714

Marvin C. Schwartz                        460,987 (3)                8.27
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

William H. Lawson                         377,313 (4)                6.48
400 East Spring Street
Bluffton, IN  46714

Norwest Bank Minnesota, N.A.              373,515 (5)                6.70
Midwest Plaza, West Tower
Suite 700
801 Nicolette Mall
Minneapolis, MN  55479-0065

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Ruane, Cunniff & Co., Inc.                315,093 (6)                5.65
767 5th Avenue, Suite 4701
New York, NY  10153

(1) Fort Wayne National Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP") and Directed Investment Salary Plan (the "401(k) Plan"). The shares held in the ESOP and 401(k) plan will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations.
(2) Includes 10,000 shares issuable pursuant to stock options exercisable within 60 days after February 1, 1999.
(3) According to a Schedule 13D filed with the SEC on January 13, 1994, Marvin C. Schwartz beneficially owned 507,160 shares of the Company's Common Stock, of which he had sole investment and sole voting power with respect to 422,570 shares, shared investment power with respect to 84,590 shares and no shared voting power. Subsequent to this Schedule 13D filing, Mr. Schwartz made further purchases and sales of the Company's Common Stock. As a result, Mr. Schwartz beneficially owns 460,987 shares of the Company's Common Stock of which he has sole investment and sole voting power with respect to 371,660 shares, shared investment power with respect to 89,327 shares and no shared voting power.
(4) Includes 244,180 shares issuable pursuant to stock options exercisable within 60 days after February 1, 1999. Mr. Lawson has no investment power with respect to 1,629 of these shares.
(5) Norwest Bank Minnesota, N.A. holds these shares as Trustee under the Company's defined benefit pension plans. These shares will be voted pursuant to the direction of the Employee Benefits Committee of the Company. Norwest Bank does not have investment power over any of these shares.
(6) According to a Schedule 13G filed with the SEC on February 13, 1998, Ruane, Cunniff & Co., Inc. has sole investment power with respect to 315,093 shares, sole voting power with respect to 80,025 shares and no shared voting or investment power.

     The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of February 1, 1999. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME OF                           AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS

Patricia Schaefer                        481,021(1)                8.61

William H. Lawson                        377,313(1) (2)            6.48

John B. Lindsay                          196,297(1) (2)            3.51

William J. Foreman                        45,620(1) (2)             *

Donald J. Schneider                       39,373(1)                 *

Donald R. Hobbs                           31,638(1) (2)             *

Jess B. Ford                              30,369(1) (2)             *

Kirk M. Nevins                            26,760(1) (2)             *

Thomas A. Miller                          24,440(1) (2)             *

Robert H. Little                          14,002(1)                 *

Juris Vikmanis                            11,000(1)                 *

Howard B. Witt                             5,200(1)                 *

Jerome D. Brady                                0                    *

R. Scott Trumbull                              0                    *

All directors and                      1,283,033(1) (2)           21.43
executive officers as
a group (14 persons)

* Less than 1 percent of class

(1) Includes shares issuable pursuant to stock options exercisable within 60 days after February 1, 1999 as follows: Ms. Schaefer, 10,000 shares; Mr. Lawson, 244,180 shares; Mr. Lindsay, 25,000 shares; Mr. Foreman, 30,000 shares; Mr. Schneider, 9,000 shares; Mr. Hobbs, 24,000 shares; Mr.
     Ford, 30,000 shares; Mr. Nevins, 14,000 shares; Mr. Miller, 8,600; Mr. Little, 7,000 shares; Mr. Vikmanis, 6,000 shares; Mr. Witt, 5,000 shares; and all directors and executive officers as a group, 412,780 shares.
(2) Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Lawson, 1,629; Mr. Lindsay, 1,038; Mr. Foreman, 1,158; Mr. Hobbs, 1,004; Mr. Ford, 211; Mr. Nevins, 1,128; Mr. Miller, 895; and all directors and executive officers as a group, 7,063.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all applicable
Section 16(a) filing requirements applicable to them during 1998, except that Messrs. Jerome D. Brady and R. Scott Trumbull inadvertently filed late Form 3 filings with their appointment as directors of the Company.

                            ELECTION OF DIRECTORS

     The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Each year, the directors of one of the three classes are to be elected to serve terms of three years and until their successors have been elected and qualified. Three directors are to be elected at the Annual Meeting this year. The election of a director requires the affirmative vote of a majority of the shares voted.

     John B. Lindsay, Juris Vikmanis and Howard B. Witt have been nominated to serve as directors of the Company. Mr. Lindsay, Mr. Vikmanis and Mr. Witt are currently directors of the Company. All three nominees have indicated their willingness to serve as a director if elected. If, however, any nominee is unwilling or unable to serve as a director, it is the intention of management to nominate such other person as a director as it may in its discretion determine, in which event the shares represented by the proxies will be voted for such other person.

                INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are as follows:

NOMINEES FOR TERMS EXPIRING IN 2002
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

John B. Lindsay,            56  President of the Company            1996
  President and                 since October 1995.  Executive
  Director of the Company       Vice President of the Company
                                from 1993 to 1995.  Director,
                                Old First National Bank.

Juris Vikmanis,             61  Retired in 1993; Formerly Vice      1988
  Director of the Company       President, Aerospace Operations,
                                Amphenol Corporation from 1992
                                to 1993, an aerospace company;
                                formerly Corporate Senior Vice
                                President, Square D Company until
                                the sale of that company in 1991;
                                prior thereto, Executive Vice
                                President, Square D Company from
                                1989 to 1990.

Howard B. Witt,             58  Chairman of the Board, President    1994
  Director of the Company       and  Chief Executive Officer,
                                Littelfuse, Inc.; a
                                manufacturer of electronic,
                                electrical and automotive fuses.
                                Director, Artisan Funds, Inc.

CONTINUING DIRECTORS
--------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2000
                                                                 DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION              SINCE

Jerome D. Brady,            57  President & Chief Executive     Appointed to
  Director of the Company       Office of C&K Components      the board by the
                                since 1997, a manufacturer      Directors in
                                of electro-mechanical switches.     1998
                                Formerly Chairman, President
                                and Chief Executive Officer
                                of AM International from
                                1994-1997; prior thereto,
                                Vice President & General
                                Manager of FMC, Food Machinery
                                Group 1992-1994.

Robert H. Little,           63  Retired in 1997; Formerly          1987
  Director of the Company       President, Waddle Manufacturing
                                Inc., a producer of precision
                                fabrications for the
                                electronics and medical
                                device industries.

Patricia Schaefer,          68  Retired; Director Muncie Public    1982
  Director of the Company       Library; Muncie, Indiana.


DIRECTORS WHOSE TERMS EXPIRE IN 2001

William H. Lawson,          62  Chairman of the Board and           1985
  Chairman of the Board         Chief Executive Officer of the
  and Chief Executive           Company.  Director of Skyline
  Officer                       Corporation and Sentry
                                Insurance, a Mutual Company.

Donald J. Schneider,        63  President of Schneider National     1988
  Director of the Company       Inc., an asset based logistics
                                company.  Director of Green Bay
                                Packers and St. Norbert College.

R. Scott Trumbull,          50  Exec. Vice President            Appointed to
  Director of the Company       International Operations &    the Board by the
                                Corporate Development,         Directors in
                                Owens-Illinois since August,        1998
                                1998; prior to August, Vice
                                President International
                                Operations,Owens-Illinois,
                                a manufacturer of glass &
                                plastic packaging.


               INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Directors who are not employees of the Company are paid an annual director's fee of $20,000 plus a fee of $750 for each regular Board or Board committee meeting attended. Each committee chairman receives an additional annual fee of $1,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

     Nonemployee directors participate in the 1996 Nonemployee Director Stock Option Plan (the "1996 Director Plan"). This Plan provides for the automatic grant on the date of the annual meeting of shareholders of a nonqualified stock option to purchase 3,000 shares of Common Stock to each nonemployee director who is then elected or re-elected as a director by the shareholders. On April 17, 1998, Donald J. Schneider received upon his re-election to the Board at the 1998 Annual Meeting an option to purchase 3,000 shares at an exercise price of $70.50 per share.

     The Company has a Consulting Directors' Plan (the "Plan"), for nonemployee directors who retire from Board service at age 70 or older. Under the Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement. The consulting direct can receive this fee up to the same number of years that were served as director. During 1998, Mr. Kraus, Dr. N. A. Lamberti, Mr. William W. Keefer and Mr. Gerard E. Veneman, who retired in 1985, 1988, 1996 and 1998, with 29, 19, 28 and 29 years of service, respectively, participated in this Plan. Messrs. Kraus and Lamberti each received an annual fee of $15,000 in 1998. Mr. Keefer received an annual fee of $20,000 in 1998, and Mr. Veneman received a fee of $5,000 in 1998.

     The Board held five (5) regularly scheduled meetings during 1998 and no special meetings. Each director attended 100 percent of the aggregate meetings of the Board and Board committees of which he or she was a member except for Mr. Veneman. Mr. Veneman retired from the Board in 1998.

     The committees of the Board are: the Audit Committee and the Personnel and Compensation Committee.

     AUDIT COMMITTEE. Members of the Audit Committee currently are Robert H. Little (Chairman), Patricia Schaefer and Juris Vikmanis. It is the responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. Specific duties of the Audit Committee include: (i) the review of the scope of the annual audit by the Company's independent public accountants and the procedures to be employed and estimated compensation to be paid therefor, (ii) the review of the audit results and financial statements with the independent public accountants and the chief financial officer of the Company, (iii) the review of changes in accounting policies having a significant effect on the Company's reports, (iv) the preparation and presentation to the Board of a report summarizing recommendations with respect to retention or discharge of the independent public accountants, (v) the review of letters of recommendation from the independent public accountants and determining that management has adequately considered or implemented, or both, such recommendations, (vi) meeting periodically with the Company's financial staff to assure that the internal auditing staff is able to express its concerns, either directly to the Audit Committee or through the independent public accountants, and to review the scope of the internal accounting and auditing procedures, (vii) the review of the results and administration of the Company's defined benefit and defined contribution plans, (viii) the review of the Company's policies on improper payments and conflicts of interest, and (ix) the review of officer expense reimbursements. The Audit Committee held two (2) meetings in 1998.

     PERSONNEL AND COMPENSATION COMMITTEE. Members of the Personnel and Compensation Committee (the "Compensation Committee") currently are Donald J. Schneider (Chairman),and Howard B. Witt. The Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; and periodically reviews the Company's policies in the area of management benefits. The Compensation Committee also oversees the Company's management development and organization structure. The Compensation Committee also initiates nominations of directors, submitting recommendations to the Board for approval. Nominations for the election of directors may also be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders.
 Such notice shall set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected. The Personnel and Compensation Committee held two (2) meetings in 1998.

                        COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Compensation Committee to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Compensation Committee has retained a compensation consulting firm to provide information on compensation packages of firms of similar size and industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders. THE CHIEF EXECUTIVE OFFICER DOES NOT PARTICIPATE IN THE COMMITTEE'S DETERMINATION OF HIS COMPENSATION PACKAGE.

     For the Chief Executive Officer, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Compensation Committee believes the combined value of base salary plus incentive cash bonus approximates the market value of compensation provided to similarly situated executives as reflected in published market surveys. The Compensation Committee believes, however, that a significant portion of executive officer compensation, including the Chief Executive Officer, should be dependent upon corporate performance. Accordingly, base salaries have been established somewhat below market levels, while a greater than average annual incentive cash bonus may be achieved.

      The Compensation Committee fixed a benchmark to determine the level, if any, of the annual incentive cash bonus to be paid. The benchmark used was pre-tax return on assets. Considering this ratio and other qualitative measures, a bonus percentage of base salary was then determined. The Committee awarded the Chief Executive Officer an incentive cash bonus of 80 percent of base salary for 1998.

     As an additional incentive, the Committee makes grants and awards under the Company's shareholder-approved stock option plans as well as offering officers the opportunity to purchase shares under the shareholder-approved stock purchase plan. The purpose of these plans is to encourage elective stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information, observations and recommendations on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and awards and determines whether additional grants or awards are appropriate. No stock option awards were granted to officers during 1998.

     The annual compensation of the other executive officers includes a base salary and an annual incentive cash bonus, determined similarly to that described above for the Chief Executive Officer.

     Section 162(m) of the Internal Revenue Code, which sets limitations on the deductibility of executive compensation, did not affect compensation paid to any executive officer in 1998 and is not expected to have an effect on compensation payable in 1999.


D. J. Schneider    H. B. Witt

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment in (1) the Company's Common Stock (including reinvestment of dividends), (2) the Standard & Poor's 500 Stock Index (including reinvestment of dividends), (3) the NASDAQ Non-Financial Stock Index (including reinvestment of dividends) and (4) the Russell 2000 Stock Index (including reinvestment of dividends) for the period December 31, 1993 through December 31, 1998. The Russell 2000 Stock Index was added this year as it represents the performance of companies with similar market capitalizations as the Company. In each case, the graph assumes the investment of $100 on December 31, 1993.




$300
                                                                 294<F3>
                                                                 280<F2>

                                                   229<F3>
$200                                                             201<F1>
                                       171<F3>     191<F2>
                          139<F3>      163<F2>     189<F1>
                          134<F2>      140<F4>     169<F4>       163<F4>
                          122<F4>      132<F1>
$100         101<F3>
              97<F1>
              97<F4>
              96<F2>       95<F1>


$ 0
 1993         1994         1995         1996         1997         1998
                                    YEAR


<F1> FRANKLIN ELECTRIC
<F2> NASDAQ NON-FINANCIAL
<F3> S & P 500
<F4> RUSSELL 2000

                          SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 1996 through 1998 for the Company's Chief Executive Officer and the Company's other executive officers who received compensation in excess of $100,000 during 1998.


                                ANNUAL COMPENSATION     LONG-TERM COMPENSATION AWARDS
                                -------------------     -----------------------------
                                          BONUS               SECURITIES
                                        (PERFORMANCE           UNDERLYING
NAME AND                                   BASED                OPTIONS                ALL OTHER
PRINCIPAL POSITION      YEAR      SALARY  INCENTIVE)         (# OF SHARES)            COMPENSATION<F1>
------------------      ----      ------  ---------           -----------             --------------
William H. Lawson,      1998    $414,000   $331,200                -                    $19,415
  Chairman of the       1997     414,000    290,000                -                     19,548
  Board and Chief       1996     383,000    203,000                -                     14,465
  Executive Officer

John B. Lindsay,<F2>    1998    $270,000   $216,000                -                    $ 6,574
  President             1997     270,000    189,000                -                     15,229
                        1996     239,500    148,000                -                      5,250


Jess B. Ford            1998    $175,000   $140,000                -                    $ 5,600
  Vice President and    1997     175,000    123,000                -                      5,600
  Chief Financial       1996     160,000     99,000              15,000                   5,250
  Officer

William J. Foreman,<F2> 1998    $135,000   $108,000                -                    $ 5,977
  Vice President        1997     135,000     95,000                -                      5,744
                        1996     125,000     77,000                -                      5,250


Donald R. Hobbs,        1998    $135,000   $108,000                -                    $ 6,548
  Vice President,       1997     135,000     95,000                -                      5,250
  Submersible Motor     1996     115,104     71,000              10,000                   5,250
  Marketing

Kirk M. Nevins,<F2>     1998    $135,000   $108,000                -                    $ 6,861
  Vice President,       1997     135,000     95,000                -                      5,600
  Sales                 1996     125,000     77,000              10,000                   7,654


Thomas A. Miller,<F3>   1998    $128,336   $102,700                -                    $ 5,600
  Vice President
  Submersible Engineering


<F1>  All Other Compensation for 1998 reflects (i) Company matching contributions to defined contribution plans for each executive officer in the amount of $5,600; (ii) reimbursement of $868, $974, $377, $948 and $1,261 of taxes paid for Mr. Lawson, Mr. Lindsay, Mr. Foreman, Mr. Hobbs, and Mr. Nevins respectively; (iii) premiums incurred by the Company in the amount of $13,562 in connection with Mr. Lawson's executive split-dollar insurance arrangements that restore his benefits to the level in effect when he was first employed by the Company adjusted for benefit increases, if any, awarded to all covered employees.
<F2>  Messrs. Lindsay, Foreman and Nevins received restricted stock awards in
      1994 of 20,000, 7,000 and 5,000 shares, respectively, under the 1988 Stock Incentive Award Plan. During the restriction period, dividends on these shares are paid to the recipient. The January 2, 1999 market value of these shares were $1,350,000, $472,500 and $337,500, respectively.
<F3>  Mr. Miller was elected executive officer of the Company in April, 1998.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                   Shares                  Options at          Options at
                  Acquired                   Fiscal               Fiscal
                     on        Value        Year-End (#)        Year-End($)
                  Exercise    Realized(1)  Exercisable/        Exercisable/
Name                (#)         ($)       Unexercisable       Unexercisable(2)
----              --------    ----------- -------------       ----------------

William H. Lawson  65,396   $3,889,717   244,180/0        $10,724,643/$0

John B. Lindsay    25,000   $1,043,750    25,000/0         $1,025,000/$0

Jess B. Ford         -            -       30,000/15,000    $1,005,000/$442,500

William J. Foreman   -            -       30,000/0         $1,408,750/$0

Donald R. Hobbs      -            -       24,000/6,000     $1,100,750/$153,000

Kirk M. Nevins       -            -       14,000/6,000      $512,000/$153,000

Thomas A. Miller     -            -        8,600/0          $352,600/$0


(1) Based on the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price.
(2) Based on the excess of the fair market value of the Common Stock of $67 1/2 on January 2, 1999 over the option exercise price.

                        COMPENSATION PURSUANT TO PLANS

                                   PENSIONS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Contributory Retirement Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans").

     The following table illustrates the approximate combined annual pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

           COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
SATION         10         15         20         25         30         35
------------------------------------------------------------------------

$150,000   $ 52,500   $ 60,000   $ 67,500   $ 75,000   $ 85,500   $ 97,100
 200,000     70,000     80,000     90,000    100,000    106,500    121,600
 250,000     87,500    100,000    112,500    125,000    127,500    146,100
 300,000    105,000    120,000    135,000    150,000    150,000    170,600
 350,000    122,500    140,000    157,500    175,000    175,000    195,100
 400,000    140,000    160,000    180,000    200,000    200,000    219,600
 450,000    157,500    180,000    202,500    225,000    225,000    244,100
 500,000    175,000    200,000    225,000    250,000    250,000    268,600
 550,000    192,500    220,000    247,500    275,000    275,000    293,100
 600,000    210,000    240,000    270,000    300,000    300,000    317,600
 650,000    227,500    260,000    292,500    325,000    325,000    342,100
 700,000    245,000    280,000    315,000    350,000    350,000    366,600


     Estimated years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows: Mr. Lawson, 13 years; Mr. Lindsay, 21 years; Mr. Ford, 3 years; Mr. Foreman, 29 years; Mr. Hobbs, 14 years; Mr. Nevins, 26 years; Mr. Miller, 26 years.

                                   AGREEMENTS

     The Company has employment agreements with William H. Lawson, Chairman and Chief Executive Officer, and Jess B. Ford, Vice President and Chief Financial Officer (the "employees"). The agreements may be terminated by either the Company or the employees upon 90 days advance written notice.
Under the agreements, the Company, depending on the reason for termination of employment, may be required to pay the employees their annual compensation, including bonus, for a period of one year after termination and all stock options and stock appreciation rights held by the employees may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Lawson and Mr. Ford their annual compensation for up to three years and two years, respectively, from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment.

     In 1998, Mr. Lindsay paid off a non-recourse, non-interest bearing promissory note in the amount of $352,000 borrowed in connection with a stock purchase under the Company's 1988 Executive Stock Purchase Plan. The largest amount outstanding on this note in 1998 was $352,000.



                    APPROVAL OF AMENDMENTS TO THE RESTATED
          CERTIFICATE OF INCORPORATION WITH RESPECT TO PREFERRED STOCK


      At its meeting on February 12, 1999, the Board of Directors unanimously adopted, subject to shareholder approval, amendments to the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") to
(i) delete all references to Class A Cumulative Preferred Stock, Class B Cumulative Preferred Stock and Class C Cumulative Preferred Stock in the Restated Certificate of Incorporation (the "Old Preferred Stock") and (ii) create a new class of preferred stock consisting of 5,000,000 shares (the "New Preferred Stock").

      The purpose of deleting all references to the Old Preferred Stock is to reflect the fact that nearly all authorized shares of that stock have been issued and bought back by the Company and, pursuant to the terms of each class, may not be reissued.

      Upon the adoption of the proposed amendment to authorize the New Preferred Stock, the Board of Directors, without further action or vote by the shareholders, will have the authority to issue up to 5,000,000 shares of New Preferred Stock in one or more classes or series and to fix the rights and preferences of each such class or series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designations of such class or series. The Company has no present commitments, arrangements or plans to issue any New Preferred Stock. Nevertheless, all of the New Preferred Stock may be issued by the Company at such time, to such persons and for such consideration upon authorization of the Board of Directors without further action by the shareholders unless otherwise required by applicable law.

      The Board of Directors believes that the proposed creation of the New Preferred Stock is in the best interests of the shareholders. The Board of

Directors believes that the Company should have maximum flexibility in connection with the sale of securities to raise additional working capital, the negotiation of mergers and acquisitions and other proper business purposes. In many situations prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for a specific transaction or purpose on a timely basis. The Board of Directors believes it is important to have the flexibility to act promptly in the best interests of shareholders.

      The voting and other rights of the holders of the Common Stock may be subject to and adversely affected by, the rights of any New Preferred Stock that may be issued in the future, including dilution of the ownership of current shareholders. In addition, the issuance of New Preferred Stock could have potential anti-takeover effects in that the shares could be used to issue control blocks to persons or entities considered favorable by management shareholders, thereby rendering an unfriendly tender-offer, proxy contest or merger more difficult. The existence of the authorized but unissued shares of New Preferred Stock, and the Board of Directors' ability to issue such shares and set its terms without shareholder approval, may deter persons from seeking to acquire the Company on a hostile basis and could make any attempt at gaining control of the Company or changing management of the Company more difficult or time consuming. The purpose of the Board in seeking the creation of the New Preferred Stock is not for anti-takeover purposes.

      The Company's Restated Certificate of Incorporation and By-Laws contain certain provisions which may be viewed as having an antitakeover effect. The Restated Certificate of Incorporation and By-Laws classify the Board into three classes; provide that vacancies on the Board are to be filled by a majority vote of directors (except that shareholders may fill vacancies on the Board if a majority of the directors remaining in office are unable to agree on a person to fill a vacancy and, in that event, call a special meeting of shareholders for that purpose), and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred; and provide that directors may only be removed by a vote of the holders of not less than two-thirds of the outstanding voting shares at a meeting of shareholders. Under the Company's By-Laws, a shareholder who wishes to nominate a candidate for election to the Board of Directors or to introduce business to be considered at the annual meeting must give advance notice to the Company. If the election of directors is to take place at an annual meeting of shareholders, notice of a proposed nomination must be given no later than 90 days before the anniversary date of the prior annual meeting.
If the election is to be held at a special meeting of shareholders called for that purpose, notice of a proposed nomination must be given not later than the close of business on the seventh day following the earlier of the date on which notice of the special meeting was first given to shareholders or the date on which public disclosure of the special meeting was made. Notice of business to be brought before an annual meeting of shareholders must be given no later than 90 days before the anniversary date of the prior meeting. The By-Laws further provide that special meetings of shareholders may only be called by the Chairman, President or a majority of the Board of Directors. Amendment of the provisions of the Restated Certificate of Incorporation relating to the number and classes of directors as fixed by the By-Laws requires the vote of the holders of not less than two-thirds of the outstanding voting shares, whereas the By-Laws may be amended only by the Board of Directors of the Company. All of the foregoing provisions tend to make a change in control of the Board more difficult or time consuming.

      In addition, in February 1991, the Company adopted a Share Purchase Rights Plan ("Rights Plan") and issued, as a dividend, one Preference Stock

Purchase Right (a "Right") for each outstanding share of common stock. Each share of common stock issued since the date of that dividend also includes one Right. Each Right, when exercisable, entitles the holder to buy one one-hundredth of a share of Series I Junior Participating Preference Stock, without par value, of the Company, at an exercise price of $50, subject to adjustment. The Rights become exercisable twenty (20) days after the date of a public announcement that a person or group (i) has acquired 20% or more of the voting power of the Company or (ii) has announced a tender or exchange offer, following which it would hold 30% or more of the Company's voting power. Upon the occurrence of certain specified events thereafter, each Right entitles the holder to acquire that number of shares of common stock of the Company (or shares of the acquirer under certain circumstances) having a market value of two times the exercise price of the Right. The Company may redeem the Rights at the price of $.01 per Right prior to the occurrence of an event that causes the Rights to be exercisable. The Rights will expire on February 28, 2001. The Rights Plan is designed to protect the value of the shareholders' investment in the Company, while preserving the possibility of a fair acquisition bid.

      The foregoing summary description of the proposed amendments is not intended to be complete and is qualified in its entirety by reference to the complete text of Article V and VI of the Restated Certificate of Incorporation, which is attached as Exhibit A to this Proxy Statement.

      The affirmative vote of the holders of a majority of the votes entitled to be cast is required to approve the amendments to the Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION WITH RESPECT TO PREFERRED STOCK.

                       RATIFICATION OF THE APPOINTMENT
               OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the shareholders, the firm of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. Deloitte & Touche LLP has acted as auditor for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.


                             SHAREHOLDER PROPOSALS

     November 5, 1999 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 2000 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company's proxy statement must be received by the Company no later than December 5, 1999 to be considered for presentation at that meeting.


                                OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 1999 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 5, 1999


Dean W. Pfister, Secretary

                                                                  EXHIBIT A


                           RESTATED ARTICLES V AND VI
           TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  ARTICLE V

                          AMOUNT OF CAPITAL STOCK

The total number of shares into which the authorized capital stock of the Corporation is divided is 30,100,000 shares, consisting of 5,100,000 shares without par value and 25,000,000 shares with par value of $10 per share.


                                 ARTICLE VI

                           TERMS OF CAPITAL STOCK

The shares of authorized capital stock are divided into classes as follows:

1. 100,000 shares of Preference Stock, without par value (hereinafter sometimes referred to as "Preference Stock");

2. 5,000,000 shares of Preferred Stock, without par value (hereinafter sometimes referred to as "Preferred Stock"); and

3. 25,000,000 shares of Common Stock, par value $.10 per share (hereinafter sometimes referred to as "Common Stock").

The preferences, limitations and relative rights of each class are as follows:

A.   Preference Stock

      Shares of Preference Stock may be issued from time to time in one or more series, in such amounts and for such consideration as the Board of Directors may determine and with such preferences, limitations and relative rights as shall be determined and stated by the Board of Directors. Such preferences, limitations and relative rights shall be determined and stated for each such series of Preference Stock by resolution of the Board of Directors prior to the issuance of each of such series, which resolution shall authorize the issuance of such series and the authority for which is hereby granted to the Board of Directors of the Corporation. Without limiting the generality of the authority granted to the Board of Directors herein, the Board of Directors shall have the power, right and authority to determine the following preferences, limitations and relative rights:

      (1) Designation. The designation of each series, which designation shall be by distinguishing letter, number, title or combination thereof.

      (2)   Number. The number of shares of any series to be issued.

      (3) Dividend Source, Rate and Dates. The source, rate and dates of any dividends payable with respect to shares of any series; provided, however, that no dividends shall be payable upon the shares of Preference Stock to the extent that (i) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the Corporation's total assets would be less than the sum of its total liabilities plus (unless otherwise provided in these Articles of Incorporation) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

      (4) Dividend Accumulations. Whether any dividends which may be payable with respect to shares of any series shall be cumulative; and, if they shall be cumulative, then the dates from which such dividends shall start to cumulate.

      (5) Dividend Preferences. The preference or preferences, if any, to be accorded dividends payable with respect to shares of any series.

      (6) Redemption. The redemption rights and prices, if any, with respect to shares of any series.

      (7) Sinking Fund. The terms and amount of any sinking fund provided for the redemption of shares of any series.

      (8) Rights of Purchase. The rights, if any, of the Corporation to purchase for retirement, other than by way of redemption, shares of any series, and the terms and conditions of any such purchase rights.

      (9) Conversion. Whether or not the shares of any series shall be convertible into Common Stock or into shares of stock of any other series or number of series or into any other security; and, if so, the conversion price or prices, any adjustments thereof and/or any other terms and conditions upon which such conversion may be effected.

     (10) Liquidation. The preference or preferences, if any, with respect to shares of any series entitled to receive the net assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

     (11) Voting. The voting rights, if any, to which the holders of the shares of Preference Stock may be entitled.

B.    Series I Junior Participating Preference Stock.

      This Section B of this Article VI hereby creates a series of Preference Stock and hereby states the designation and number of shares, and fixes the relative powers, preferences and rights of such series.

      (1) Designation and Amount. The shares of such series shall be designated as "Series I Junior Participating Preference Stock" (the "Series I Preference Stock") and the number of shares constituting the Series I Preference Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of Series I Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series I Preference Stock.

      (2) Dividend Rights. Subject to the rights of the holders of any shares of any series of Preference Stock (or any similar shares) ranking prior and superior to the Series I Preference Stock with respect to dividends, the holders of Series I Preference Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $16.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series I Preference Stock or fraction of a Series I Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Series I Preference Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      The Corporation shall declare a dividend or distribution on the Series I Preference Stock as provided in this paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $16.00 per share on the Series I Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      Dividends shall begin to accrue and be cumulative on outstanding Series I Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series I Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series I Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series I Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      (3)   Redemption. The Series I Preference Stock shall not be redeemable.

      (4) Conversion. The Series I Preference Stock shall not be convertible into Common Stock or shares of any other series of any other class of preferred stock of the Corporation ("Preferred Stock") or Preference Stock unless the terms of any such series provide otherwise.

      (5) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made, (i) to the holders of stock ranking junior (either as to dividends or upon liquidation) to the holders of Series I Preference Stock unless, prior thereto, the holders of Series I Preference Stock shall have received from the assets of the Corporation a preferential amount equal to $5,000 per share plus all accrued and unpaid dividends thereon, whether or not declared, to the date of payment, provided that the holders of Series I Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Preference Stock, except distributions made ratably on the Series I Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such stock are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series I Preference Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (6) Voting. Except as provided herein or as may be required by law, holders of Series I Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      In addition to any other voting rights as a separate class or otherwise to which the holders of Series I Preference Stock may be entitled by law and subject to the provision for adjustment hereinafter set forth, each share of Series I Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of Series I Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Except as otherwise provided herein, in any other provisions of the Restated Articles of Incorporation of the Corporation creating a series of Preferred Stock or Preference Stock or any similar stock, or by law, the holders of Series I Preference Stock and the holders of Common stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

      If at the time of any annual meeting of shareholders for the election of directors a "default in preference dividends," (as that term is hereinafter defined), on the Series I Preference Stock shall exist, the number of directors constituting the Board of Directors of the Company shall be increased by two (2), and the holders of the Series I Preference Stock and any other series of Preference Stock (whether or not the holders of such stock would be entitled to vote for the election of directors if such default in preference dividends did not exist) shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two (2) directors of the Company to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series I Preference Stock. Each director elected by the holders of Series I Preference Stock and any other series of Preference Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding Series I Preference Stock and any other series of Preference Stock voting together as a single class without regard to series, at a meeting of the shareholders or of the holders of Series I Preference Stock and any other series of Preference Stock called for the purpose. So long as a default in any preference dividends on the Series I Preference Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding Series I Preference Stock and any other series of Preference Stock voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Company shall be reduced by two
(2). For the purposes hereof, a "default in preference dividends" on the Series I Preference Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Series I Preference Stock shall be equivalent to six (6) full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all Series I Preference Stock of each and every series then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

(7)    Certain Restrictions.

      (a) Whenever quarterly dividends or other dividends or distributions payable on the Series I Preference Stock as provided in paragraph 2 of this Section B are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series I Preference Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preference Stock;

    (ii) declare or pay dividends, or make any other distributions, on any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up)with the Series I Preference Stock, except dividends paid ratably on the Series I Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such stock are then entitled;

  (iii) redeem or purchase or otherwise acquire for consideration any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Preference Stock; or

   (iv) redeem or purchase or otherwise acquire for consideration any Series I Preference Stock, or any stock ranking on a parity with the Series I Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any stock of the Corporation unless the Corporation could, under paragraph 7(a) of this Section B, purchase or otherwise acquire such stock at such time and in such manner.

     (8) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series I Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series I Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (9) Priorities. So long as any Series I Preference Stock remains outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series I Preference Stock, voting together as a single class, amend, alter or repeal any of the provisions of these Restated Articles of Incorporation so as adversely to affect the preferences, limitations and relative rights of Series I Preference Stock. So long as any Series I Preference Stock remains outstanding, Series I Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to any other series of any other class of Preference Stock, unless the terms of any such series shall provide otherwise.

     (10) Status of Reacquired Shares. The Corporation shall retire and cancel any shares of Series I Preference Stock that it redeems, purchases or otherwise acquires. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth in the restated Articles of Incorporation creating a series of Preference Stock or as otherwise required by law.

C.    Preferred Stock.

      Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any other series at any time outstanding. Subject to the provisions of Section D of this ARTICLE VI, the Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

      (a) the distinctive designation of, and the number of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

      (b) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of shares of the Corporation, or on any series of Preferred Stock or of any other class or classes of shares of the Corporation and whether such dividends shall be cumulative or non-cumulative;

      (c) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of shares of the Corporation, or of any series of Preferred Stock, and the terms and conditions of such conversion or exchange;

      (d) whether shares of the series shall be subject to a redemption price or prices including, without limitation, a redemption price or prices payable in Common Stock and the time or times at which, and the terms and conditions upon which shares of the series may be redeemed;

      (e) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

      (f) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

      (g) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine.

      No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Indiana Business Corporation Law, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

D.     Common Stock

     1. Dividend Rights. Subject to the rights of all stock of the Corporation ranking, as to dividends, senior to Common Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Corporation from time to time and paid on Common Stock out of any assets of the Corporation at the time legally available for the payment of dividends.

     2. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Common Stock shall be entitled to share ratably in the assets of the Corporation remaining after all distributions or payments shall have been made to the holders of any class of stock (or series thereof) of the Corporation ranking senior, as to liquidation rights, to Common Stock.

      The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

     3. Voting. Except as provided herein or as may be required by law, all voting power shall vest exclusively in the holders of shares of Common

Stock. Each share of Common Stock shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.

E. Distributions to Shareholders. The Board of Directors may authorize and the Corporation may make distributions to its shareholders if, after giving the distribution effect, (a) the Corporation would be able to pay its debts as they become due in the usual course of business and, (b) the Corporation's total assets would be greater than its total liabilities, without regard to any amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

                                APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints William H. Lawson, John B. Lindsay and Jess B. Ford as Proxies, and each of them, with full power of substitution, with all power the undersigned would posses if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 26, 1999, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 16, 1999 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect John B. Lindsay, Juris Vikmanis and Howard B. Witt as directors to serve until the 2002 Annual Meeting of Shareholders,
       FOR all nominees[ ]     WITHHOLD AUTHORITY to vote for all nominees[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
                    John B. Lindsay   Juris Vikmanis    Howard B. Witt

2. APPROVAL OF AMENDMENT. Approval of Amendment to the Restated Certificate of Incorporation.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. APPOINTMENT OF INDEPENDENT AUDITORS. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year.
          [ ]FOR     [ ]AGAINST     [ ]ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED________________________________, 1999

___________________________________________
                Signature

___________________________________________
         Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.







3